Exhibit 99.1

Biodesix Announces Preliminary Fourth Quarter and Full-Year 2021 Revenue (unaudited)

Core lung diagnostic testing revenues grow 49% for full-year 2021

Boulder, CO, February 14, 2022- Biodesix, Inc. (NASDAQ: BDSX) a leading data-driven diagnostic solutions company with a focus in lung disease, today announced that the Company expects to report fourth quarter and record full-year 2021 preliminary unaudited total revenue of $7.2 million and $54.5 million, respectively. The strength in the full-year 2021 total revenue of $54.5 million compared to $45.6 million in 2020 was a result of growth in the Company’s core lung diagnostic testing and first half 2021 COVID-19 testing. The financial results included in this release pertaining to the fourth quarter and year ended December 31, 2021 are preliminary and unaudited and subject to final review and adjustments.

Fourth Quarter and Full-Year 2021 Financial Highlights

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Total quarterly revenue of $6.8 million, excluding COVID-19 testing revenue, increased $1.2 million or 22% for the fourth quarter 2021 compared to the same period in 2020 and $0.8 million or 13% for the fourth quarter 2021 compared to the third quarter 2021; and
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Total annual revenue of $24.3 million, excluding COVID-19 testing revenue, increased $7.1 million or 41% for the year ended December 31, 2021 compared to the same period in 2020.
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Cash and cash equivalents as of December 31, 2021 of $32.7 million.

“We are pleased to see the continued growth in our core lung diagnostic business throughout 2021 despite the challenges created by the ongoing pandemic,” stated Scott Hutton, Chief Executive Officer. “With the launch of our new IQLung™ Treatment Guidance Testing Strategy, which includes the new GeneStrat NGS™ test and provides for both early and advanced stage lung cancer testing results, our Nodify Lung testing for lung nodule risk assessment, as well as the broad array of tests that we perform on behalf of our biopharmaceutical partners, we are very well positioned to continue to drive growth in our core business in 2022. As we said in our third quarter earnings call, given our current financial position, including covenants under our current debt facility, we will continue to explore paths to greater liquidity, including raising capital through additional equity and/or debt as the markets continue to evolve, and through partnering opportunities.”

About Biodesix

Biodesix is a leading data-driven diagnostic solutions company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer eight non-invasive tests for patients with lung diseases. The blood based Nodify Lung® nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT® tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The blood based IQLung™ strategy for lung cancer patients integrates the GeneStrat® targeted test, the GeneStrat NGS™ test and the VeriStrat® test to support treatment decisions across all stages of lung cancer with results in an unprecedented 36-72 hours, expediting time to treatment. Biodesix also leverages the proprietary and advanced Diagnostic Cortex® AI (Artificial Intelligence) platform, to collaborate with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. Biodesix launched the SARS-CoV-2 ddPCR™ test, the Platelia SARS-CoV-2 Total Ab, and the cPass™ SARS-CoV-2 Neutralization Antibody test (cPass™ Neutralization Test Kit, GenScript, Inc,) in response to the global pandemic and virus that impacts the lung and causes COVID-19. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's ability to continue as a going concern could cause actual results to differ materially from those contemplated in this press release and additionally, other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 16, 2021, or subsequent quarterly reports on Form 10-Q during 2021, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Bobbi Coffin

bobbi.coffin@biodesix.com

(303) 892-3203

Investors:

Chris Brinzey

chris.brinzey@westwicke.com

(339) 970-2843